UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2017

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)
(281) 863-3000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2017, we entered into an Amendment No. 1 to Collaboration and License Agreement (the “Amendment”) with Sanofi-Aventis Deutschland GmbH (“Sanofi”), amending the terms of our Collaboration and License Agreement with Sanofi, dated November 5, 2015 (the “Agreement”).
Under the Amendment, the clinical development milestones under the Agreement were amended to reflect an amended development plan for type 2 diabetes. Under the amended clinical development milestones, we are eligible to receive (a) up to an aggregate of $110 million upon the achievement of four development milestones relating to the results of certain Phase 3 clinical trials of sotagliflozin in type 2 diabetes patients and (b) $100 million upon the achievement of a milestone based on the results of either of two outcomes studies in type 2 diabetes patients, the completion of which would likely occur after initial regulatory approval of sotagliflozin in type 2 diabetes. We remain eligible to receive an aggregate of $210 million upon the achievement of the amended clinical development milestones, consistent with the aggregate amount subject to the original clinical development milestones. In addition, with respect to milestones that were not modified by the Amendment, we remain eligible to receive up to $220 million upon the achievement of specified regulatory milestones and up to $990 million upon the achievement of specified commercial milestones.
Also under the Amendment, royalties payable by Sanofi with respect to net sales of sotagliflozin in certain member states of the European Union will be based on royalty rates applicable to the European Union even if such member states subsequently withdraw from the European Union.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which we expect to file as an exhibit to our quarterly report on Form 10-Q for the three months ending September 30, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: July 7, 2017	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel